Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Information Statement on Schedule 14C of our report included herein dated November 24, 2003, except as to Note 10 which is as December 15, 2003, relating to the consolidated financial statements of Pan American Energy Corp. (formerly August Biomedical Corporation) for the years ended August 31, 2003 and 2002.

Vancouver, Canada	"MORGAN & COMPANY"
July 5, 2004	Chartered Accountants

Tel: (604) 687-5841		P.O. Box 10007 Pacific Centre
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